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                                                                   Exhibit 10.22

                          AMENDED EMPLOYMENT AGREEMENT

      THIS AMENDED EMPLOYMENT AGREEMENT (this "Agreement") is made as of October 7, 1999 by BIRCH TELECOM, INC., a Delaware corporation (the "Company"), and BRADLEY A. MOLINE, an individual (the "Employee").

      The Company and the Employee desire for the Employee to be employed by the Company upon the terms and conditions set forth in this Agreement. This Agreement further amends and restates the Employment Agreement dated February 10, 1998, as amended by the Amendment to Employment Agreement dated August 5, 1999.

      The parties, intending to be legally bound, agree as follows:

1.    Definitions

For the purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1.

      1.1 "Agreement" shall mean this Employment Agreement, as amended from time to time.

      1.2 "Affiliate" shall mean:

            (a) any partnership, limited liability company, corporation or other entity if the Company owns more than 25% of the equity securities or interests of such entity; or

            (b) any such entity which owns more than 25% of the equity securities of the Company (and, for the purpose of this Section 1.2, any options to acquire equity securities shall be treated as having been fully exercised, and any securities convertible into equity securities shall be treated as having been fully converted).

      1.3 "Benefits" shall mean as defined in Section 3.1(b).

      1.4 "Board of Directors" shall mean the board of directors of the Company.

      1.5 "Competitive Business" shall mean any business which directly or indirectly provides any local exchange telecommunications service that is the same as or substantially similar to any local exchange telecommunications service provided by the Company.

      1.6 "Cause" shall mean as defined in Section 6.3.

      1.7 "Change in Control" means any of the following: (i) the sale of all or substantially all of the Company's (or its Affiliates') assets that results in the liquidation of the Company and the payment of liquidating distributions to the stockholders of the Company; (ii) the acquisition of the Company by another entity by means of a merger or consolidation resulting in the exchange of the


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outstanding shares of the Company's capital stock for securities or consideration issued or paid or caused to be issued or paid by the acquiring entity or its subsidiary; or (iii) the acquisition from one or more of the stockholders of the Company of more than 50% of the voting stock of the Company by a single person or group of persons acting together.

      1.8 "Confidential Information" shall mean any and all:

            (a) trade secrets concerning the business and affairs of the Company, the Company's product and service specifications, data, formulae, compositions, processes, designs, sketches, photographs, maps, engineering studies, graphs, drawings, samples, inventions and ideas, past, current, and planned research and development, current and planned methods and processes, customer and supplier lists, current and anticipated customer requirements, price lists, bid information, market studies, business plans, computer software and programs (including object code and source code), computer software and database technologies, systems, structures, and architectures (and related formulae, compositions, processes, improvements, devices, inventions, discoveries, concepts, ideas, designs, methods and information), and any other information, however documented, that is a trade secret within the meaning of the Missouri Uniform Trade Secrets Act; and

            (b) information concerning the business and affairs of the Company (which includes without limitation, historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel and personnel training techniques and materials), however documented; and

            (c) notes, analysis, compilations, studies, summaries, and other material prepared by or for the Company containing or based, in whole or in part, on any information included in the foregoing.

      1.9 "Disability" shall mean as defined in Section 6.2.

      1.10 "Employee Invention" shall mean any idea, invention, technique, modification, process, or improvement (whether patentable or not), any industrial design (whether registerable or not), any mask work, however fixed or encoded, that is suitable to be fixed, embedded or programmed in a semiconductor product (whether recordable or not), and any work of authorship (whether or not copyright protection may be obtained for it) created, conceived, or developed by the Employee, either solely or in conjunction with others, during the Employment Period, or a period that includes a portion of the Employment Period, that relates in any way to, or is useful in any manner in, the business then being conducted or proposed to be conducted by the Company, and any such item created by the Employee, either solely or in conjunction with others, following termination of the Employee's employment with the Company, that is based upon or uses Confidential Information.

      1.11 "Employment Period" shall mean the term of the Employee's employment under this Agreement.


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      1.12 "Good Reason" shall mean as defined in Section 6.4.

      1.13 "Person" shall mean any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, or governmental body.

      1.14 "Post-Employment Period" shall mean the one-year period beginning on the date of termination of the Employee's employment with the Company.

      1.15 "Proprietary Items" shall mean as defined in Section 7.2(a)(iv).

      1.16 "Salary" shall mean as defined in Section 3.1(a).

      1.17 "Territory" shall mean

            (a) the states of Missouri and Kansas; and

            (b) any metropolitan areas outside of Missouri and Kansas, if at the time the Employee ceases to be employed by the Company (i) the Company or any Affiliate is providing a local exchange telecommunications service within the metropolitan area, or (ii) a detailed business development plan has been prepared, or is in the process of being prepared, by or on behalf of the Company, in order to evaluate whether the Company should provide local exchange telecommunications services within the metropolitan area within twelve months after the date Employee ceases to be employed by the Company, and the Board of Directors has not formally resolved against providing such services in such metropolitan area.

2.    Employment Terms and Duties

      2.1 Employment. The Company hereby employs the Employee, and the Employee hereby accepts employment by the Company, upon the terms and conditions set forth in this Agreement.

      2.2 Term. Subject to the provisions of Section 6, the term of this Agreement shall be one year, commencing on February 10, 1998. Thereafter, this Agreement shall be renewed automatically from year to year unless either party shall have given written notice of termination to the other party at least ninety (90) days prior to the end of the current term of this Agreement.

      2.3 Duties. The Employee will have such duties as are assigned or delegated to the Employee by the Board of Directors and President and will serve as the Senior Vice President of Finance and Chief Financial Officer of the Company. The Employee will devote substantially all his business time and attention to the business of the Company, will act in good faith to promote the success of the Company's business, and will cooperate fully with the Board of Directors and President in the advancement of the best interests of the Company. Nothing in this Section 2.3,


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however, will prevent the Employee from engaging in additional activities in connection with personal investments and community affairs that are not inconsistent with the Employee's duties under this Agreement (which community affairs shall be disclosed to and approved by the President). If the Employee serves as a director of the Company or as a director or officer of any of its Affiliates, the Employee will fulfill his duties as such director or officer without additional compensation.

3.    Compensation

      3.1 Basic Compensation.

            (a) Salary. The Employee will be paid a minimum base annual salary of $200,000 (the "Salary"), which will be payable in equal periodic installments according to the Company's customary payroll practices, but no less frequently than monthly. The Salary may be increased by the Compensation Committee or Board of Directors of the Company during the term of this Agreement, and when increased, such higher amount shall then be the minimum base annual salary under this Agreement. The Salary shall not be reduced below the highest minimum base annual salary fixed from time to time by the Compensation Committee or Board of Directors of the Company without the Employee's written consent. When increased or decreased in accordance with the terms of this Agreement, the new minimum base annual salary shall be deemed the Employee's "Salary" for all purposes of this Agreement.

            (b) Benefits. The Employee will, during the Employment Period, be permitted to participate in such pension, profit sharing, bonus, life insurance, disability insurance, hospitalization, major medical, and other employee benefit plans of the Company that may be in effect from time to time, to the extent the Employee is eligible under the terms of such plans (collectively, the "Benefits").

      3.2 Incentive Compensation. The Employee shall be entitled to participate in an incentive bonus program established by the Board of Directors or the Compensation Committee of the Board of Directors to measure and reward management for the financial performance of the Company. The Employee's initial annual targeted incentive compensation shall be $50,000; provided, however, that the payment of any incentive compensation shall be at the discretion of the Compensation Committee of the Board of Directors, which may consider any factors it deems relevant, including the assessment of the performance of the Employee and the Company during the relevant time period.

4.    Facilities and Expenses

The Company will furnish the Employee office space, equipment, supplies, and such other facilities and personnel as the Company deems necessary or appropriate for the performance of the Employee's duties under this Agreement. The Company will pay the Employee's dues in such professional societies and organizations as the President deems appropriate, and will pay on behalf of the Employee (or reimburse the Employee for) reasonable expenses incurred by the Employee at the request of, or on behalf of, the Company in the performance of the Employee's duties pursuant


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to this Agreement, and in accordance with the Company's employment policies, including reasonable expenses incurred by the Employee in attending conventions, seminars, and other business meetings, in appropriate business entertainment activities, and for promotional expenses.

5.    Vacations and Holidays

The Employee will be entitled to paid vacation in accordance with the vacation policies of the Company in effect for its employee officers from time to time. Vacation must be taken by the Employee at such time or times as approved by the President. The Employee will also be entitled to the paid holidays set forth in the Company's policies.

6.    Termination

      6.1 Events of Termination. The Employment Period, the Employee's Salary, Benefits, and Incentive Compensation, and any and all other rights of the Employee under this Agreement will terminate (except as otherwise provided in this Section 6):

            (a)  upon the death of the Employee;

            (b) upon the Disability of the Employee (as defined in Section 6.2) immediately upon notice from either party to the other;

            (c) for Cause (as defined in Section 6.3), immediately upon notice from the Company to the Employee, or at such later time as such notice may specify;

            (d) for Good Reason (as defined in Section 6.4) upon not less than thirty days' prior notice from the Employee to the Company; or

            (e) without Cause upon not less than thirty days' notice from the Company to the Employee.

      6.2 Definition of "Disability." For purposes of Section 6.1, the Employee will be deemed to have a "Disability" if, for physical or mental reasons, the Employee is unable to perform the Employee's duties under this Agreement for 120 consecutive days, or 180 days during any twelve month period, as determined in accordance with this Section 6.2. The Disability of the Employee will be determined by a medical doctor selected by written agreement of the Company and the Employee upon the request of either party by notice to the other. If the Company and the Employee cannot agree on the selection of a medical doctor, each of them will select a medical doctor and the two medical doctors will select a third medical doctor who will determine whether the Employee has a Disability. The determination of the medical doctor selected under this Section 6.2 will be binding on both parties. The Employee must submit to a reasonable number of examinations by the medical doctor making the determination of Disability under this Section 6.2, and to other specialists designated by such medical doctor, and the Employee hereby authorizes the disclosure and release to the Company of such determination and all supporting medical records. If the Employee is not legally competent, the Employee's legal guardian or duly authorized


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attorney-in-fact will act in the Employee's stead under this Section 6.2 for the purposes of submitting the Employee to the examinations, and providing the authorization of disclosure, required under this Section 6.2.

      6.3 Definition of "Cause." For purposes of Section 6.1, the term "Cause" means: (a) the Employee's breach of a material obligation under this Agreement;
(b) the Employee's failure to adhere in any material respect to any written Company policy if such policy is material to the effective performance by the Employee of his duties under this Agreement, and if the Employee has been given a reasonable opportunity to cure his failure to comply within the thirty-day period preceding termination of this Agreement, provided that if the Employee cures his failure to comply with such a policy and then fails again to comply with the same policy, no further opportunity to cure that failure shall be required; (c) the appropriation (or attempted appropriation) of a material business opportunity of the Company, including attempting to secure or securing any personal profit in connection with any transaction entered into on behalf of the Company (other than through stock options, bonuses and other incentives provided by the Company to the Employee); (d) the misappropriation (or attempted misappropriation) of any of the Company's funds or property; or (e) the conviction of, or the entering of a guilty plea or plea of no contest with respect to, a felony, or a crime involving moral turpitude, dishonesty, or fraud.

      6.4 Definition of "Good Reason." For purposes of Section 6.1, the term "Good Reason" shall mean (a) a substantial reduction in the Employee's duties or responsibilities, (b) any reduction in Employee's Salary, or (c) relocation of the Employee's primary workplace to a location that is greater than 35 miles from the Employee's current workplace, in each case which is not cured within 30 days following the Company's receipt of written notice from the Employee describing the event constituting Good Reason.

      6.5 Termination Pay. Effective upon the expiration or termination of this Agreement, the Company will be obligated to pay the Employee (or, in the event of his death, his designated beneficiary as defined below) only such compensation as is provided in this Section 6.5. For purposes of this Section
6.5 the Employee's designated beneficiary will be such individual beneficiary or trust, located at such address, as the Employee may designate by notice to the Company from time to time or, if the Employee fails to give notice to the Company of such a beneficiary, the Employee's estate. Notwithstanding the preceding sentence, the Company will have no duty, in any circumstances, to attempt to open an estate on behalf of the Employee, to determine whether any beneficiary designated by the Employee is alive or to ascertain the address of any such beneficiary, to determine the existence of any trust, to determine whether any Person purporting to act as the Employee's personal representative (or the trustee of a trust established by the Employee) is duly authorized to act in that capacity, or to locate or attempt to locate any beneficiary, personal representative, or trustee.

      (a) Termination by the Employee for Good Reason or by the Company without Cause. If the Employee terminates this Agreement for Good Reason, or if the Company terminates this Agreement other than for Cause (but not because of the Disability or death of the Employee), or if the Company notifies the Employee in accordance with Section 2.2 that this Agreement will not be renewed as of an applicable expiration date, the Company will


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      pay the Employee (i) the Employee's Salary for the remainder, if any, of the calendar month in which such termination is effective and for twelve consecutive calendar months thereafter, (ii) the amount of the Employee's targeted incentive compensation for the year during which the termination is effective (prorated for the period from the beginning of the year until the effective date of termination), and (iii) with respect to the Post-Employment Period, an additional amount equal to the full amount of the Employee's targeted incentive compensation for the year in which the termination was effective (such amount to be determined as if the Employee had been employed for the entire year and not prorated as described in clause (ii) above), payable in equal monthly installments over the Post-Employment Period. Notwithstanding the preceding sentence, if the Employee obtains other employment prior to the end of the Post-Employment Period or any extension thereof, he must promptly give notice thereof to the Company, and the payments under this Agreement for any period after the Employee obtains other employment will be reduced by the amount of the cash compensation received and to be received by the Employee from the Employee's other employment for services performed during such period.

            (b) Termination by the Company for Cause. If the Company terminates this Agreement for Cause, the Employee will be entitled to receive his Salary only through the date such termination is effective.

            (c) Termination upon Disability. If this Agreement is terminated by either party as a result of the Employee's Disability, as determined under
      Section 6.2, the Company will pay the Employee his Salary through the remainder of the calendar month during which such termination is effective and for the lesser of (i) six consecutive months thereafter, or (ii) the period until disability insurance benefits commence under any disability insurance coverage furnished by the Company to the Employee.

            (d) Termination upon Death. If this Agreement is terminated because of the Employee's death, the Employee will be entitled to receive his Salary through the end of the calendar month in which his death occurs.

            (e) Benefits. Except as otherwise required by law, the Employee's accrual of, or participation in plans providing for, the Benefits will cease at the effective date of the termination of this Agreement, and the Employee will be entitled to accrued Benefits pursuant to such plans only as provided in such plans.

7.    Non-Disclosure Covenant; Employee Inventions

      7.1 Acknowledgments by the Employee. The Employee acknowledges that (a) during the Employment Period and as a part of his employment, the Employee will be afforded access to Confidential Information; (b) public disclosure of such Confidential Information could have an adverse effect on the Company and its business; (c) because the Employee possesses substantial technical expertise and skill with respect to the Company's business, the Company desires to obtain exclusive ownership of each Employee Invention, and the Company will be at a substantial


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competitive disadvantage if it fails to acquire exclusive ownership of each
Employee Invention; and (d) the provisions of this Section 7 are reasonable and necessary to prevent the improper use or disclosure of Confidential Information and to provide the Company with exclusive ownership of all Employee Inventions.

      7.2 Agreements of the Employee. In consideration of the compensation and benefits to be paid or provided to the Employee by the Company under this Agreement, the Employee covenants as follows:

            (a)  Confidentiality.

                  (i) During and following the Employment Period, the Employee will hold in confidence the Confidential Information and will not disclose it to any Person except with the specific prior written consent of the Company or except as otherwise expressly permitted by the terms of this Agreement.

                  (ii) Any trade secrets of the Company will be entitled to all of the protections and benefits under the Missouri Uniform Trade Secrets Act and any other applicable law. If any information that the Company deems to be a trade secret is found by a court of competent jurisdiction not to be a trade secret for purposes of this Agreement, such information will, nevertheless, be considered Confidential Information for purposes of this Agreement. The Employee hereby waives any requirement that the Company submit proof of the economic value of any trade secret or post a bond or other security.

                  (iii) None of the foregoing obligations and restrictions
            applies to any part of the Confidential Information that the Employee demonstrates was or became generally available to the public other than as a result of a disclosure by the Employee or by any other Person bound by a confidentiality obligation to the Company in respect of such Confidential Information.

                  (iv) The Employee will not remove from the Company's premises
            (except to the extent such removal is for purposes of the performance of the Employee's duties at home or while traveling, or except as otherwise specifically authorized by the Company) any Company document, record, notebook, plan, model, component, device, or computer software or code, whether embodied in a disk or in any other form (collectively, the "Proprietary Items"). The Employee recognizes that, as between the Company and the Employee, all of the Proprietary Items, whether or not developed by the Employee, are the exclusive property of the Company. Upon termination of this Agreement by either party, or upon the request of the Company during the Employment Period, the Employee will return to the Company all of the Proprietary Items in the Employee's possession or subject to the Employee's control, and the Employee shall not retain any copies, abstracts, sketches, or other physical embodiment of any of the Proprietary Items.


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            (b) Employee Inventions. Each Employee Invention will belong exclusively to the Company. The Employee acknowledges that all Employee Inventions are works made for hire and are the property of the Company, including any copyrights, patents, or other intellectual property rights pertaining thereto. If it is determined that any such works are not works made for hire, the Employee hereby assigns to the Company all of the Employee's right, title, and interest, including all rights of copyright, patent, and other intellectual property rights, to or in such Employee Inventions. The Employee will promptly:

                  (i) disclose to the Company in writing any Employee Invention;

                  (ii) assign to the Company or to a party designated by the
            Company, at the Company's request and without additional compensation, all of the Employee's right to the Employee Invention for the United States and all foreign jurisdictions;

                  (iii) execute and deliver to the Company such applications, assignments, and other documents as the Company may request in order to apply for and obtain patents or other registrations with respect to any Employee Invention in the United States and any foreign jurisdictions;

                  (iv) sign all other papers necessary to carry out the above obligations; and

                  (v) give testimony and render any other assistance in support of the Company's rights to any Employee Invention.

      Notwithstanding anything to the contrary herein, provisions otherwise requiring the Employee to assign to the Company any invention conceived by the Employee shall not apply to an invention for which no equipment, supplies, facilities or trade secret information of the Company was used and which was developed entirely on the Employee's own time, unless the invention relates to the business of the Company or to the Company's actual or demonstrably anticipated research or development, or the invention results from any work performed by the Employee for the Company.

      7.3 Disputes or Controversies. The Employee recognizes that should a dispute or controversy arising from or relating to this Agreement be submitted for adjudication to any court, arbitration panel, or other third party, the preservation of the secrecy of Confidential Information may be jeopardized. All pleadings, documents, testimony, and records relating to any such adjudication will be maintained in secrecy and will be available for inspection by the Company, the Employee, and their respective attorneys and experts, who will agree, in advance and in writing, to receive and maintain all such information in secrecy, except as may be limited by them in writing.

8.    Non-Competition and Non-Interference

      8.1 Acknowledgments by the Employee. The Employee acknowledges that: (a) the services to be performed by him under this Agreement are of a special, unique, unusual, extraordinary, and intellectual character; (b) the Company competes with other businesses that are


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or could be located in any part of the Territory; and (c) the provisions of this
Section 8 are reasonable and necessary to protect the Company's business.

      8.2 Covenants of the Employee. In consideration of the acknowledgments by the Employee, and in consideration of the compensation and benefits to be paid or provided to the Employee by the Company, the Employee covenants that he will not, directly or indirectly:

            (a) during the Employment Period, except in the course of his employment hereunder, and during the Post-Employment Period, engage or invest in, own, manage, operate, finance, control, or participate in the ownership, management, operation, financing, or control of, be employed by, associated with, or in any manner connected with, lend the Employee's name or any similar name to, lend Employee's credit to or render services or advice to, any Competitive Business within the Territory; provided, however, that the Employee may purchase or otherwise acquire up to (but not more than) one percent of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934;

            (b) whether for the Employee's own account or for the account of any other Person, at any time during the Employment Period and the Post-Employment Period, solicit business of the same or similar type being carried on by the Company, from any Person known by the Employee to be a customer of the Company, whether or not the Employee had personal contact with such Person during and by reason of the Employee's employment with the Company;

            (c) whether for the Employee's own account or the account of any other Person at any time during the Employment Period and the Post-Employment Period, solicit, employ, or otherwise engage as an employee, independent contractor, or otherwise, any person who is or was an employee of the Company at any time during the Employment Period or in any manner induce or attempt to induce any employee of the Company to terminate his or her employment with the Company; or at any time during the Employment Period and the Post-Employment Period, interfere with the Company's relationship with any person, including any person who at any time during the Employment Period was an employee, contractor, supplier, or customer of the Company;

            (d) at any time during the Employment Period and the Post-Employment Period, disparage the Company or any of its shareholders, directors, officers, employees, or agents.

      8.3 Divisible Covenants. If any covenant in Section 8.2 is held to be unreasonable, arbitrary, or against public policy, such covenant will be considered to be divisible with respect to scope, time, and geographic area, and such lesser scope, time, or geographic area, or all of them, as a court of competent jurisdiction may determine to be reasonable, not arbitrary, and not against public policy, will be effective, binding, and enforceable against the Employee.


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      8.4 Extension of Covenants. The period of time applicable to any covenant in Section 8.2 will be extended by the duration of any violation by the Employee of such covenant. In addition, the period of time applicable to the covenants in
Section 8.2 may be extended, at the option of the Company, for a period of one year after the expiration of the Post-Employment Period, provided that all of the following conditions have been satisfied: (a) the Company has, within sixty days of the effective date of termination of Employee's employment, provided notice to the Employee of the Company's election to extend the period applicable to the covenants in Section 8.2 for an additional year, (b) the Company has paid all termination payments it is obligated to pay Employee relating to the Employment Period and the Post-Employment Period, and (c) for such additional year after the Post-Employment Period, the Company pays the Employee the sum of the Employee's Salary plus an amount equal to the full amount of the Employee's targeted incentive compensation for the year in which the termination was effective, payable in equal monthly installments over that year.

      8.5 Notices. The Employee will, while the covenants under Section 8.2 are in effect, give notice to the Company, within ten days after accepting any other employment, of the identity of the Employee's new employer. The Company may notify such new employer that the Employee is bound by this Agreement and, at the Company's election, furnish such new employer with a copy of this Agreement or relevant portions thereof.

9.    General Provisions

      9.1 Injunctive Relief and Additional Remedy. The Employee acknowledges that the injury that would be suffered by the Company as a result of a breach of the provisions of this Agreement (including any provision of Sections 7 and 8) would be irreparable and that an award of monetary damages to the Company for such a breach would be an inadequate remedy. Consequently, the Company will have the right, in addition to any other rights it may have, to obtain injunctive relief to restrain any breach or threatened breach or otherwise to specifically enforce any provision of this Agreement, and the Company will not be obligated to post bond or other security in seeking such relief. Without limiting the Company's rights under this Section 9 or any other remedies of the Company, if the Employee breaches any of the provisions of Section 7 or 8, the Company will have the right to cease making any payments otherwise due to the Employee under this Agreement.

      9.2 Covenants of Sections 7 and 8 are Essential and Independent Covenants. The covenants by the Employee in Sections 7 and 8 are essential elements of this Agreement, and without the Employee's agreement to comply with such covenants, the Company would not have entered into this Agreement or employed the Employee. The Company and the Employee have independently consulted their respective counsel and have been advised in all respects concerning the reasonableness and propriety of such covenants, with specific regard to the nature of the business conducted by the Company. The Employee's covenants in Sections 7 and 8 are independent covenants and the existence of any claim by the Employee against the Company, under this Agreement or otherwise, will not excuse the Employee's breach of any covenant in Section 7 or 8. If the Employee's employment hereunder expires or is terminated, this Agreement will continue in full force and effect as is necessary or appropriate to enforce the covenants and agreements of the Employee in Sections 7 and 8.


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      9.3 Representations and Warranties by the Employee. The Employee
represents and warrants to the Company that the execution and delivery by the Employee of this Agreement do not, and the performance by the Employee of the Employee's obligations hereunder will not, with or without the giving of notice or the passage of time, or both: (a) violate any judgment, writ, injunction, or order of any court, arbitrator, or governmental agency applicable to the Employee; or (b) conflict with, result in the breach of any provisions of or the termination of, or constitute a default under, any agreement to which the Employee is a party or by which the Employee is or may be bound.

      9.4 Obligations Contingent on Performance. The obligations of the Company hereunder, including its obligation to pay the compensation provided for herein, are contingent upon the Employee's performance of the Employee's obligations hereunder.

      9.5 Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by either party in exercising any right, power, or privilege under this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law,
(a) no claim or right arising out of this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

      9.6 Binding Effect; Delegation of Duties Prohibited. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors, assigns, heirs, and legal representatives, including any entity with which the Company may merge or consolidate or to which all or substantially all of its assets may be transferred. The duties and covenants of the Employee under this Agreement, being personal, may not be delegated.

      9.7 Notices. All notices and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in the case of the Company to the attention of the President at the Company's principal business office and in the case of the Employee to the address or facsimile number set forth below (or to such other address or facsimile number as the Employee may designate by notice to the Company):

                        7653 Canterbury
                        Prairie Village, KS  66208


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      9.8 Entire Agreement; Amendments. This Agreement contains the entire agreement between the parties with respect to its subject matter and supersedes all prior agreements and understandings, oral or written, between the parties with respect to its subject matter. This Agreement may not be amended orally, but only by an agreement in writing signed by each of the parties to this Agreement.

      9.9 Governing Law. This Agreement will be governed by the laws of the State of Missouri without regard to conflicts of laws principles.

      9.10 Jurisdiction. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against either of the parties in the courts of the State of Missouri, County of Jackson, or, if it has or can acquire jurisdiction, in the United States District Court for the Western District of Missouri, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on either party anywhere in the world.

      9.11 Section Headings, Construction. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement unless otherwise specified. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

      9.12 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

      9.13 Counterparts; Execution by Facsimile Signatures. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. This Agreement may be executed by facsimile signatures.

      9.14 Waiver of Jury Trial. THE PARTIES HERETO HEREBY WAIVE A JURY TRIAL IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT.

      IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date above first written above.

                                    BIRCH TELECOM, INC.


                                    By:_____________________________________
                                       David E. Scott, President


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                                    ________________________________________
                                    Bradley A. Moline

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